Exhibit 99.1

FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2015 THIRD QUARTER RESULTS

West Palm Beach, FL – August 11, 2015 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carry and protective solutions, today announced financial results for its third fiscal quarter ended June 30, 2015.

Third Quarter 2015 Financial Highlights

  Revenues were $7.2 Million.

  Gross profit percentage increased to 18.6% from 18.3% in the third quarter of 2014.

  Income from Operations was $494 thousand up from $32 thousand from the third quarter of 2014.

  Net Income was $496 thousand up from $20 thousand from the third quarter of 2014.

  Earnings per share were $0.06 per share compared to $0.00 per share for the third quarter of 2014.

  Cash and cash equivalents totaled $4.3 million at June 30, 2015.

Terry Wise, Chief Executive Officer of Forward Industries, stated, “Over the last two quarters we've cleaned up all the legacy legal issues, right sized the company and are clearly focused on rebuilding the business to success.  While we experienced a decline in revenues, we are encouraged that we were able to increase our gross profit margin in an industry that sees significant cost pressure daily.  Our cash balance increased $1.5 million during the quarter, which reflects the impact of our right sizing of the company and strict cash controls.  Going forward, our focus is now to expand our customer base and broaden our product offering to both new and existing customers”.

The tables below are derived from the Company’s unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q filed today with the Securities and Exchange Commission. Please refer to the Form 10-K for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the fiscal years ended September 30, 2014 and 2013. Please also refer to the Form 10-K for a discussion of risk factors applicable to the Company and its business.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Forward’s current expectations and projections about its future results, performance, prospects and opportunities.  Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in the 2015 quarter and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.  No assurance can be given that the actual results will be consistent with the forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2014 for information regarding risk factors that could affect the Company’s results.  Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Incorporated in 1962, and headquartered West Palm Beach, Florida, Forward Industries is a global designer and distributor of mobile device cases and accessories. Forward’s products can be viewed online at www.forwardindustries.com.

Contact:

Forward Industries, Inc.

Michael Matte, CFO

(561) 465-0031

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014

Net sales	$7,230,953	$9,065,568	$22,422,152	$24,180,926
Cost of goods sold	5,883,174	7,399,430	18,160,131	19,265,957
Gross profit	1,347,779	1,666,138	4,262,021	4,914,969

Operating expenses:
Sales and marketing	497,961	708,793	1,876,046	2,050,740
General and administrative	355,661	925,659	4,163,344	2,594,382
Total operating expenses	853,622	1,634,452	6,039,390	4,645,122
Income (loss) from operations	494,157	31,686	(1,777,369)	269,847

Other (income) expense:
Interest income	-	(8,037)	(3,022)	(25,767)
(Gain) loss on marketable securities, net	-	(8,904)	110,001	30,528
Loss on change in fair value of warrant liability	-	-	-	136,258
Other (income) expense, net	(953)	7,401	8,994	23,403
Total other (income) expense, net	(953)	(9,540)	115,973	164,422

Income (loss) from continuing operations	495,110	41,226	(1,893,342)	105,425
Income (loss) from discontinued operations, net	-	(21,317)	198,963	(35,103)
Net income (loss)	495,110	19,909	(1,694,379)	70,322
Preferred stock dividends and accretion	-	(48,100)	(475,580)	(144,571)
Net income (loss) applicable to common equity	$495,110	$(28,191)	$(2,169,959)	$(74,249)

Net income (loss)	$495,110	$19,909	$(1,694,379)	$70,322
Other comprehensive income (loss):
Translation adjustments	1,091	111	(615)	1,144
Comprehensive income (loss)	$496,201	$20,020	$(1,694,994)	$71,466

Net income (loss) per basic common share:
Income (loss) from continuing operations	$0.06	$(0.00)	$(0.28)	$(0.01)
Income (loss) from discontinued operations	0.00	(0.00)	0.02	(0.00)
Net income (loss) per basic common share	$0.06	$(0.00)	$(0.26)	$(0.01)

Net income (loss) per diluted common share:
Income (loss) from continuing operations	$0.06	$(0.00)	$(0.28)	$(0.01)
Income (loss) from discontinued operations	0.00	(0.00)	0.02	(0.00)
Net income (loss) per diluted common share	$0.06	$(0.00)	$(0.26)	$(0.01)

Weighted average number of common and common equivalent shares outstanding:

Basic	8,364,247	8,195,808	8,329,950	8,183,933
Diluted	8,373,336	8,195,808	8,329,950	8,183,933

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2015	2014
	(Unaudited)	(Note 1)
Assets
Current assets:
Cash and cash equivalents	$4,287,166	$6,477,132
Marketable securities	-	1,051,230
Accounts receivable	5,327,398	6,124,871
Inventories	2,883,835	2,374,837
Prepaid expenses and other current assets	369,210	401,549
Total current assets	12,867,609	16,429,619
Property and equipment, net	90,284	98,990
Other assets	40,962	40,962
Total assets	$12,998,855	$16,569,571
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$1,365,977	$1,218,541
Due to Forward China	4,506,660	5,215,768
Total current liabilities	5,872,637	6,434,309
Other liabilities	119,231	115,202
Total liabilities	5,991,868	6,549,511
6% Senior Convertible Preferred Stock, par value $0.01 per share; 1,500,000 shares authorized; 851,154 shares available; 0 and 648,846 shares issued and outstanding; aggregate liquidation value of $0 and $1,275,000; as of June 30, 2015 and September 30, 2014, respectively	-	833,365

Commitments and contingencies

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; 2,400,000 undesignated at June 30, 2015 and September 30, 2014
Series A Participating Preferred stock, par value $0.01; 100,000 shares authorized; no shares issued and outstanding	-	-

Common stock, par value $0.01 per share; 40,000,000 shares authorized; 8,606,755 and 9,159,796 shares issued; 8,606,755 and 8,453,386 shares outstanding; at June 30, 2015 and September 30, 2014, respectively	86,068	91,598
Additional paid-in capital	17,483,710	18,747,371
Treasury stock, 0 and 706,410 shares at cost at June 30, 2015 and September 30, 2014, respectively	-	(1,260,057)
Accumulated deficit	(10,541,765)	(8,371,806)
Accumulated other comprehensive loss	(21,026)	(20,411)
Total shareholders’ equity	7,006,987	9,186,695
Total liabilities and shareholders’ equity	$12,998,855	$16,569,571